October 8, 2008

Exhibit 23.2

The Board of Directors
Naturally Advanced Technologies Inc.
1008 Homer Street - Suite 402
Vancouver, British Columbia V6B 2X1

Attention:       Mr. Kenneth Barker, Chief Executive Officer

Dear Sirs:

Re:        Naturally Advanced Technologies Inc. (the "Company")
              Form S-8 Registration Statement - 2008 Fixed Share Option Plan

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Company's Form S-8 Registration Statement, dated October 8, 2008, to be filed with the United States Securities and Exchange Commission with respect to the Company's 2008 Fixed Share Option Plan, of the following:

  Our Report to the Stockholders and Board of Directors of Naturally Advanced Technologies Inc. dated March 27, 2008 on the financial statements of the Company as at December 31, 2007; and

  Our Report to the Stockholders and Board of Directors of Naturally Advanced Technologies Inc. dated March 22, 2007 on the financial statements of the Company as at December 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Interests of Named Experts and Counsel" in such Form S-8 Registration Statement.

Yours truly,

DMCL

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia